Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 23, 2013, except Note 16, as to which the date is November 7, 2013, included in Amendment No. 2 to the Registration Statement on Form S-1 and related Prospectus of Acucela Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Seattle, Washington

January 24, 2014